UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 6, 2005

CEVA, INC.
(Exact name of registrant as specified in its charter)

State of Delaware	000-49842	77-0556376
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2033 Gateway Place, Suite 150
San Jose, CA 95110
(Address of principal executive offices, including zip code)

(408) 514-2900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 9, 2005, the Registrant announced that it had decided to restructure its corporate management, reduce overhead and consolidate its activities. In this connection, Chester J. Silvestri, President, Chief Executive Officer and Chairman of the Board of Directors of the Registrant, resigned from his employment with the Registrant. Mr. Silvestri also resigned from his position as a member of the Board of Directors of the Registrant. In addition, the Board of Directors accepted the resignation of Christine Russell, the Registrant’s Chief Financial Officer, from her employment with the Registrant, which was tendered on May 6, 2005.

Gideon Wertheizer, previously Executive Vice President and General Manager of CEVA DSP Cores, was named the new Chief Executive Officer of the Registrant. Mr. Wertheizer, age 48, has held various positions with the Registrant since November 2002, previously serving as the Executive Vice President—Business Development and Chief Technology Officer, and as Chief Executive Officer and President. Prior to joining the Registrant, Mr. Wertheizer held various management positions at DSP Group from 1990 to 2002, ultimately as Executive Vice President of Intellectual Property.

In addition, Yaniv Arieli was named the new Chief Financial Officer of the Registrant. Mr. Arieli, age 36, has been President of U.S. Operations and Corporate Vice-President of DSP Group, Inc. since August 2002. Previously Mr. Arieli was Vice President of Finance and Chief Financial Officer of the Technology Licensing Division of DSP Group, Inc. from January 2001 to October 2002. Prior to joining DSP Group, Inc. Mr. Arieli was Vice President of Finance, Chief Financial Officer and Secretary of VoicePump, Inc., a wholly owned subsidiary of DSP Group, Inc. from August 2000 to April 2001. Mr. Arieli served as the Corporate Controller of DSP Ltd., a wholly owned subsidiary of DSP Group, Inc., from February 1997 to July 2000.

A copy of the Registrant’s press release announcing the foregoing, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
99.1	Press Release dated May 9, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEVA, INC.

Date: May 11, 2005	By:	/s/ Yaniv Arieli

Yaniv Arieli Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated May 9, 2005.